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November 30, 2001

The Board of Directors
Husker Ag Processing, LLC
510 W. Locust Street
PO Box 10
Plainview, NE  68769

RE: Construction/USDA Permanent loan financing for a 20 Million Gallon Ethanol Plant to be built in Plainview, Nebraska

Gentlemen:

In consideration of the mutual terms set forth herein, and for payment of the initial loan fee of $50,000, as set forth below, Stearns Bank ("Lender" or "Bank") hereby agrees to provide debt financing to Husker Ag Processing, LLC ("Borrower" or "Husker Ag"), and Husker Ag agrees to accept its debt financing with the Bank for the above-referenced project, on the following terms and conditions:

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Borrower:                   Husker Ag Processing, LLC
---------

Loan Amount:                Up to $20,000,000.00
------------

Interest Rate (Constr):     Wall Street Journal Prime Index plus1/4% (currently 5.25%),  floating,  adjusted
-----------------------     daily.

Interest Rate (Perm):       60% ($12,000,000): Wall Street Journal Prime Index plus 1/4%;
---------------------       40% ($8,000,000): Wall Street Journal Prime Index plus 1/4%, adjusted quarterly, with a floor of 6.5% and a ceiling of 9.95% for five years beginning 7-6-2001. At the end of five years the floor and ceiling will adjust to the same spread, plus or minus, as the  prevailing Prime Rate at that time.

Construction Loan:          Bank will provide up to an 18-month construction loan, which will then convert
------------------          to a permanent USDA loan.

Maturity/Amortization:      10 years permanent loan
----------------------

Closing Costs:              Closing costs include, but are not limited to:  2% Origination Fee ($400,000),
--------------              2% USDA Fee ($240,000), Documentation Fee ($500), plus third party expenses, such as title insurance ($25,000), legal fees ($25,000), appraisal ($10,000), survey ($3,000), USDA feasibility study ($5,000), filing fees, etc.  The initial loan fee of $50,000 paid by Borrower shall be applied to the loan closing costs.
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Page 2

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Collateral:                 Borrower shall provided Lender with the following Collateral:
-----------
                            . A first real estate mortgage on the real property located near Plainview, Nebraska on which the plant will be built (legal to govern).

                            . A first Security Agreement/Financing Statement covering accounts receivable, inventory, equipment and fixtures, along with personal property and general intangibles.

Guarantee:                  Permanent loan is subject to a 60% USDA Guaranteed Loan ($20,000,000 x 60% =
----------                  $12,000,000).  If USDA declines the loan, Stearns Bank will proceed on a conventional loan basis.

Required Documentation:     All documentation associated with the construction loan, the USDA
-----------------------     application and the USDA permanent loan, as deemed necessary by the Bank/USDA to be provided and/or properly executed, substantially in the form of the loan documents previously provided to Husker Ag Processing, LLC.

Prepayment Premium:         5% of balance in year one, 4% of balance in year two, 3% of balance in year
-------------------         three, 2% of balance in year four, and 1% of balance in year five.

Escrows:                    An escrow account must be maintained with Lender from which real estate taxes
--------                    will be paid.

Appraisal:                  Lender shall be furnished with an appraisal that is satisfactory to Lender.
----------                  Such appraisal will be requested by Lender and prepared by an independent appraiser.

Environmental Audit:        A firm acceptable to Lender is to perform an environmental audit indicating
--------------------        the mortgaged premises are free of hazardous and toxic substances.

Insurance:                  Evidence of builder's risk/hazard insurance will be required at the time of
----------                  loan closing, with Stearns Bank and/or its assigns named as Mortgagee/Loss
                            Payee.

Equity:                     Husker Ag Processing, LLC, has raised $13,000,000 pursuant to its public offering,
------                      which is sufficient equity for the project. Such equity funds shall be held in one or more deposit accounts at the Bank. The actual Loan Amount shall not exceed the difference between the actual amount of equity raised by Husker Ag Processing, LLC in the public offering ("Equity") and the Equity divided by 40% (0.4), but in no event shall it exceed $20 million.
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Financial Information:      The following financial information will be required:
----------------------
                            a)  Fiscal year-end audited statement prepared by an independent CPA firm

                            b)  Annual tax returns, including all supporting schedules

                            c)  Monthly interim financial statements prepared internally or by a CPA firm

Other:                      Any material adverse change in the Borrower's financial conditions or
------                      discovery of negative information not previously disclosed may invalidate this
                            Agreement.

                            Husker Ag Processing, LLC has previously paid the Lender $15,000, and, in consideration of this Agreement, further pays Lender herewith $35,000, for a total payment of $50,000. This $50,000.00 is nonrefundable and will be applied towards loan closing costs.
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     If the terms and conditions of this agreement are acceptable to Husker Ag
Processing, LLC, please sign the acceptance set forth below and return one copy to the Bank.

                                                     Sincerely,


                                                     /s/ John E. Herges
                                                     ---------------------------
                                                     John E. Herges
                                                     President

Husker Ag Processing, LLC, hereby accepts the terms and conditions of the above-described agreement to provide financing.

Husker Ag Processing, LLC


By: /s/  Gary Kuester                                Date:    November 30,  2001
   --------------------

    Its:  Chairman
   --------------------